Exhibit 10.1

                              BLACKROCK, INC.
                        EMPLOYEE STOCK PURCHASE PLAN


                                 ARTICLE I
                       PURPOSE AND SCOPE OF THE PLAN

1.1      Purpose

         The BlackRock, Inc. Employee Stock Purchase Plan is intended to encourage employee participation in the ownership and economic progress of the Corporation.

1.2      Definitions

         Unless the context clearly indicates otherwise, the following terms have the meaning set forth below:

         Board of Directors or Board shall mean the Board of Directors of the Corporation.

         Code shall mean the Internal Revenue Code of 1986, as amended from time to time, together with any applicable regulations issued thereunder.

         Committee shall mean the Compensation Committee of the Board.

         Common Stock shall mean shares of the Class A common stock, par value $0.01 per share, of the Corporation.

         Corporate Retirement Plans shall mean the department of the Parent responsible for the day-to-day administration and record-keeping for the Plan.

         Corporation shall mean BlackRock, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

         Compensation shall mean the regular remuneration paid to an Employee by the Corporation or Designated Subsidiary which, in the case of an Employee who receives commission income, will mean commissions, guarantees and incentive pay (excluding any bonus) and, in the case of any other Employee, will mean base salary and wages.

         Continuous Service shall mean the period of time, uninterrupted by a termination of employment (other than a termination as a result of a transfer of employment among the Parent, the Corporation or a Designated Subsidiary), that an Employee has been employed by the Corporation, a Designated Subsidiary or the Parent (or any combination of the foregoing) immediately preceding an Offering Date. Such period of time shall include any approved leave of absence.

         Designated Subsidiary shall mean any Subsidiary that has been designated by the Committee to participate in the Plan.

         Employee shall mean any full-time or part-time employee of the Corporation or a Designated Subsidiary who customarily works for the Corporation or Designated Subsidiary, as the case may be, for a minimum of twenty hours per week.

         Exercise Date shall mean July 31 and January 31 of each Plan Year.

         Fair Market Value of a share of Common Stock shall be the last price of the Common Stock on the applicable date as reported by the Wall Street Journal, or, if no such price is reported for that day, on the last preceding day for which such price is reported, or such other reasonable method of determining fair market value as the Committee shall adopt.

          Management Committee shall mean that committee consisting of (i) the Corporation's chief executive officer, (ii) the president of the Company and (iii) not less than five managing directors of the Company designated from time to time by the CEO of the Company and the president of the Company to serve on such committee.

         Offering Date shall mean August 1 and February 1 of each Plan
Year.

         Option Period or Period shall mean the period beginning on an Offering Date and ending on the next succeeding Exercise Date.

         Option Price shall mean the purchase price of a share of Common Stock hereunder as provided in Section 3.1 hereof.

         Parent shall mean any corporation in an unbroken chain of corporations ending with the Corporation, if each of the corporations other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

         Participant shall mean any Employee who (i) is eligible to participate in the Plan under Section 2.1 hereof and (ii) elects to participate.

         Plan shall mean the Corporation's Employee Stock Purchase Plan, as the same may be amended from time to time.

         Plan Account or Account shall mean an account established and maintained in the name of each participant.

         Plan Manager shall mean any Employee appointed pursuant to Section
1.3 hereof.

         Plan Year shall mean the twelve (12) month period beginning August 1 and ending on the following July 31.

         Retirement shall have the meaning ascribed to it from time to time by the Management Committee.

         Stock Purchase Agreement shall mean the form prescribed by the Committee or the Corporation which must be completed and executed by an Employee who elects to participate in the Plan.

         Subsidiary shall mean any corporation in an unbroken chain of corporations beginning with the Corporation if, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

1.3      Administration of Plan

                  Subject to oversight by the Board of Directors, the Committee shall have the authority to administer the Plan and to make and adopt rules and regulations not inconsistent with the provisions of the Plan or the Code. The Committee shall adopt the form of Stock Purchase Agreement and all notices required hereunder. Its interpretations and decisions in respect to the Plan shall, subject as aforesaid, be final and conclusive. The Committee shall have the authority to appoint an Employee as Plan Manager and to delegate to the Plan Manager such authority with respect to the administration of the Plan as the Committee, in its sole discretion, deems advisable from time to time.

1.4      Effective Date of Plan

                  The Plan shall become effective on the date established for that purpose by the Committee, if prior to that date, the Plan
         (i) has been adopted by the Board of Directors of the Corporation and (ii) has been approved by an affirmative vote of a majority of votes cast by the holders of the Corporation's common stock in person or by proxy, at a meeting at which a quorum is present. The date established by the Committee as the effective date shall be an Offering Date.

1.5      Extension or Termination of Plan

                  The Plan shall continue in effect through, and including July 31, 2011 unless terminated prior thereto pursuant to Section
         4.3 hereof, or by the Board of Directors or the Committee, each of which shall have the right to extend the term of or terminate the Plan at any time. Upon any such termination, the balance, if any, in each Participant's Account shall be refunded to him, or otherwise disposed of in accordance with policies and procedures prescribed by the Committee in cases where such a refund may not be possible.


                                 ARTICLE II
                               PARTICIPATION

2.1      Eligibility

                  Each Employee, including those serving on the Committee or serving as Plan Manager, who on an Offering Date will have at least one year of Continuous Service, may become a Participant by executing and filing a Stock Purchase Agreement with Corporate Retirement Plans prior to said Offering Date. No Employee may participate in the Plan if said Employee, immediately after an Offering Date, would be deemed for purposes of Section 423 (b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of stock of the Corporation, its Parent or any Subsidiary.

2.2      Payroll Deductions

                  Payment for shares of Common Stock purchased hereunder shall be made by authorized payroll deductions from each payment of Compensation in accordance with instructions received from a Participant. Said deductions shall be expressed as a whole number percentage which shall be at least 1% but not more than 10%. A Participant may not increase or decrease the deduction during an Option Period. However, a Participant may change the percentage deduction for any subsequent Option Period by filing notice thereof with Corporate Retirement Plans prior to the Offering Date on which such Period commences. During an Option Period, a Participant may discontinue payroll deductions but have the payroll deductions previously made during that Option Period remain in the Participant's Account to purchase Common Stock on the next Exercise Date, provided that he or she is an Employee as of that Exercise Date. Any amount remaining in the Participant's Account after the purchase of Common Stock shall be refunded without interest upon the written request of the Participant. Any Participant who discontinues payroll deductions during an Option Period may again become a Participant for a subsequent Option Period by executing and filing another Stock Purchase Agreement in accordance with Section 2.1. Amounts deducted from a Participant's Compensation pursuant to this Section 2.2 shall be credited to said Participant's Account.


                                ARTICLE III
                             PURCHASE OF SHARES

3.1      Option Price

                  The Option Price per share of the Common Stock sold to Participants hereunder shall be 85% of the Fair Market Value of such share on either the Offering Date or the Exercise Date of an Option Period, whichever is lower, but in no event shall the Option Price per share be less than the par value of the Common Stock.

3.2      Purchase of Shares

                  On each Exercise Date, the amount in a Participant's Account shall be charged with the aggregate Option Price of the largest number of whole shares of Common Stock which can be purchased with said amount. The balance, if any, in such account shall be carried forward to the next succeeding Option Period.

3.3      Limitations on Purchase

                  (a) Except as the Committee may otherwise provide by an adjustment made pursuant to Section 4.2, no Participant shall purchase more than 500 shares of Common Stock in each Offering Period, provided that any such purchase shall not exceed the limitations imposed by Section 423(b)(8) of the Code.

                  (b) Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan if, immediately after the grant, such Employee's right to purchase shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any Subsidiary or Parent of the Company would accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such shares (determined at the time such option is granted) for any calendar year in which such option would be outstanding at any time.

                  To the extent necessary to comply with Section 423(b)(8) of the Code and the limitations on purchase in this Section 3.3, a Participant's payroll deductions may be decreased to 0% during any Option Period which is scheduled to end during any calendar year, such that the aggregate of all payroll deductions accumulated with respect to such Option Period and any other Option Period ending within the same calendar year is no greater than twenty one thousand two hundred fifty dollars ($21,250). Payroll deductions shall re-commence at the rate provided in such Participant's Stock Purchase Agreement at the beginning of the first Option Period which is scheduled to end in the following calendar year, unless suspended by the Participant pursuant to Section 2.2 of the Plan.

3.4      Transferability of Rights

                  Rights to purchase shares hereunder shall be exercisable only by the Participant. Such rights shall not be transferable.


                                 ARTICLE IV
                    PROVISIONS RELATING TO COMMON STOCK

4.1      Common Stock Reserved

                  There shall be 1,250,000 authorized and unissued shares of Common Stock reserved for the Plan, subject to adjustment in accordance with Section 4.2 hereof. The aggregate number of shares which may be purchased under the Plan shall not exceed the number of shares reserved for the Plan.

4.2      Adjustment for Changes in Common Stock

                  In the event that adjustments are made in the number of outstanding shares of Common Stock or said shares are exchanged for a different class of stock of the Corporation or for shares of stock of any other corporation by reason of merger, consolidation, stock dividend, stock split or otherwise, the Committee may make appropriate adjustments in (i) the number and class of shares or other securities that may be reserved for purchase, or purchased, hereunder, and (ii) the Option Price. All such adjustments shall be made in the sole discretion of the Committee, and its decision shall be binding and conclusive.

4.3      Insufficient Shares

                  If the aggregate funds available for purchase of Common Stock on any Exercise Date would cause an issuance of shares in excess of the number provided for in Section 4.1 hereof, (i) the Committee shall proportionately reduce the number of shares which would otherwise be purchased by each Participant in order to eliminate such excess and (ii) the Plan shall automatically terminate immediately after such Exercise Date.

4.4      Confirmation

                  Each purchase of Common Stock hereunder shall be confirmed in writing to the Participant. A record of purchases shall be maintained by appropriate entries on the books of the Corporation. Participants may obtain a certificate or certificates for all or part of the shares of Common Stock purchased hereunder upon making a written request.

4.5      Rights as Shareholders

                  The shares of Common Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and sold as of the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a shareholder of the Corporation shall exist with respect to such shares.


                                 ARTICLE V
                        TERMINATION OF PARTICIPATION

5.1      Voluntary Withdrawal

                  A Participant may withdraw from the Plan at any time by filing notice of withdrawal prior to the close of business on an Exercise Date. Upon withdrawal, the entire amount, if any, in a Participant's Account shall be refunded to him without interest. Any Participant who withdraws from the Plan may again become a Participant in accordance with Section 2.1 hereof.

5.2      Termination of Eligibility

                  If a Participant Retires, he may elect to (i) withdraw the entire amount, if any, in his Plan Account, or (ii) have said amount used to purchase whole shares of Common Stock pursuant to
         Section 3.2 hereof on the next succeeding Exercise Date, and have any remaining balance refunded without interest.

                  If a Participant ceases to be eligible under Section 2.1 hereof for any reason other than Retirement, the dollar amount and the number of unissued shares in such Participant's Account will be refunded or distributed to the Participant, or in the case of death, the Participant's designated beneficiary or estate, or otherwise disposed of in accordance with policies and procedures prescribed by the Committee in cases where such a refund or distribution may not be possible.


                                 ARTICLE VI
                             GENERAL PROVISIONS

6.1      Notices

                  Any notice which a Participant files pursuant to the Plan shall be made on forms prescribed by the Committee and shall be effective only when received by Corporate Retirement Plans.

6.2      Condition of Employment

                  Neither the creation of the Plan nor participation therein shall be deemed to create any right of continued employment or in any way affect the right of the Corporation or a Designated Subsidiary to terminate an Employee.

6.3      Withholding of Taxes

                  Each Participant shall, no later than the date as of which the value of an option under the Plan and/or shares of Common Stock first becomes includible in the income of the Participant for income tax purposes, pay to the Corporation, or make arrangements satisfactory to the Committee regarding payment of, any taxes of any kind required by law to be withheld with respect to such option or shares of Common Stock. The obligations of the Corporation under the Plan shall be conditional on the making of such payments or arrangements, and the Corporation shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

                  In particular, to the extent a Participant is subject to taxation under U.S. Federal income tax law, if the Participant makes a disposition, within the meaning of Section 424(c) of the Code of any share or shares of Common Stock issued to Participant pursuant to Participant's exercise of an option, and such disposition occurs within the two-year period commencing on the day after the Offering or within the one-year period commencing on the day after the Exercise Date, Participant shall, within ten
         (10) days of such disposition, notify the Corporation thereof and thereafter immediately deliver to the Corporation any amount of federal, state or local income taxes and other amounts which the Company informs the Participant the Corporation may be required to withhold.


6.4      Amendment of the Plan

                  The Board of Directors or the Committee may at any time, or from time to time, amend the Plan in any respect, except that, without approval of the shareholders, no amendment may increase the aggregate number of shares reserved under the Plan other than as provided in Section 4.2 hereof, materially increase the benefits accruing to Participants or materially modify the requirements as to eligibility for participation in the Plan. Any amendment of the Plan must be made in accordance with applicable provisions of the Code and/or any regulations issued thereunder, any other applicable law or regulations, and the requirements of the principal exchange upon which the Common Stock is listed.

6.5      Application of Funds

                  All funds received by the Corporation by reason of purchases of Common Stock hereunder may be used for any corporate purpose.


6.6      Legal Restrictions

                  The Corporation shall not be obligated to sell shares of Common Stock hereunder if counsel to the Corporation determines that such sale would violate any applicable law or regulation.

6.7      Gender

                  Whenever used herein, use of any gender shall be applicable to both genders.

6.8      Governing Law

                  The Plan and all rights and obligations thereunder shall be constructed and enforced in accordance with the laws of the State of Delaware and any applicable provisions of the Code and the related regulations.